EXHIBIT 10.1

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (the "Agreement") is entered into as of July 16, 2010, by and between Medical Connections Holdings, Inc., a Florida corporation (the “Company”) and Joseph Azzata ("Employee").

WITNESSETH:

WHEREAS, the Employee was employed by the Company to serve as the Chief Executive of the Company pursuant to an employment agreement ("Employment Agreement") dated November 12, 2009;

WHEREAS, the Company and the Employee have reached an agreement by which the Employee will retire and resign from all officer, director and employee positions that he holds with the Company and any subsidiaries or affiliated entities of the Company ("Affiliated Companies") effective as of July 16, 2010 (“Resignation Date”) (the Company and the Affiliated Companies may sometimes be collectively referred to as the "Companies");

NOW, THEREFORE, Employee, on the one hand, and the Company, on the other hand, intending to be legally bound hereby and in consideration of the promises contained herein, do hereby agree as follows:

1.           RESIGNATION. Employee agrees to resign (i) from his position as the Chief Executive Officer of the Company and as a director of the Company and (ii) from any other positions that he holds with the Company or any Affiliated Companies effective as of the Resignation Date. The Employee acknowledges and agrees that after the Resignation Date, he will not have the authority to represent or bind the Company or any Affiliated Companies as an executive officer, director or employee.

2.           TERMINATION OF EMPLOYMENT AGREEMENT AND RETURN OF SERIES B AND SERIES C PREFERRED SHARES

2.1           Employee acknowledges and agrees that this Agreement shall serve to terminate his Employment Agreement and this Agreement sets forth all of the compensation payable to him effective as of the date of this Agreement. Employee acknowledges and agrees that the Companies have paid him all wages and any other compensation that is payable to him under his Employment Agreement, including but not limited to all salary payments, bonuses, incentive compensation, reimbursement for his business expenses and vacation pay, to which he is entitled under the Employment Agreement or otherwise in connection with his employment with the Company.

2.2           The Company and the Employee acknowledge the termination of the Employment Agreement, except for the covenants and obligations set forth in Sections 6, 7 and 11 of the Employment Agreement, which by their terms survive the termination of the Employment Agreement and are incorporated herein by reference. The Employee acknowledges and agrees that he will comply with the obligations and covenants set forth in Sections 6, 7 and 11 ("Applicable Provisions") of the Employment Agreement for the applicable time periods set forth in the Employment Agreement. The Employee agrees that the Applicable Provisions of the Employment Agreement are incorporated into this Agreement by reference.

2.3           The Employee agrees to return to the Company the 500,000 shares of the Company's Series B Preferred Stock and the 230,000 shares of the Company's Series C Preferred Stock which are beneficially owned (as defined in the Exchange Act of 1934, as amended) by the Employee. The Employee acknowledges that the 500,000 shares of the Company's Series B Preferred Stock and the 230,000 shares of the Company's Series C Preferred Stock were never physically issued to him and that the return of the Series B Preferred Stock and Series C Preferred Stock shall be deemed to be effective as of the date of this Agreement.

3.           WAIVER AND RELEASE.

3.1           Employee (on behalf of himself and any other person who may be entitled to make a claim or demand on his behalf or through him, including but not limited to his heirs, successors, and assigns) agrees to waive, abandon, relinquish, release, acquit and forever discharge the Companies and each and all of their respective successors, assigns, insurers, present and former officers, directors, shareholders, agents and employees, including in their official and individual capacities (collectively referred to as "Released Parties") from any and all claims, demands, debts, damages of all types, and expenses of any nature whatsoever, both known and unknown, arising out of or in any manner connected with the Employee's employment by the Companies, including the cessation thereof, or otherwise, including but not limited to any claims under any local, state, and federal law and including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement and Income Security Act, the Family and Medical Leave Act, the Civil Rights Act of 1991, all federal and state "whistleblower" statutes, the Americans With Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Consolidated Omnibus Budget Reconciliation Act, all claims with regard to compensation, wages, salary, accrued leave, vacation, bonuses, commissions, or any other form of benefits attributable to Employee's employment by the Companies, back pay, front pay, and all other claims, demands, actions or causes of action including under theories of contract or tort (including defamation, assault, infliction of emotional distress), fraud, and all other laws and causes of action, including and any allegations or claims for costs, attorneys' fees or other expenses. Employee waives these rights and claims, and also agrees not to institute, or have instituted by anyone, a lawsuit against any or all of the Released Parties based on any such claims or rights, except in the event that the Company breaches this Agreement or where Employee challenges the validity of this Agreement under the Older Workers Benefit Protection Act. Employee also agrees not to participate, cooperate or assist in any manner, whether as a witness, expert, consultant or otherwise, in any lawsuit, complaint, charge or other proceeding involving any of the Released Parties as a party unless requested to do so by the Company for the Company’s benefit, or unless compelled by subpoena or court order. Employee does not waive or release any rights or claims which may arise after the effective date of this Agreement.

3.2           Execution of this Agreement does not constitute an admission by any Released Party of any violation of any civil rights or other employment discrimination statute, or any other legal statute, provision, regulation, ordinance, order or action under common law. Rather, this Agreement expresses the intention of the parties to resolve all possible issues and other claims related to or arising out of Employee's employment by the Companies without the time and expense of litigation.

3.3           In executing this Agreement, Employee hereby represents that he has been afforded a reasonable opportunity of not less than 21 days to consider this Agreement; that he has completely and carefully read this Agreement; that he has been advised by the Company to consult with an attorney of his own choice prior to executing this Agreement; and that he has so consulted to his satisfaction. Employee understands that he may revoke this Agreement, once signed, by sending written notice of revocation to: Anthony Nicolosi, President, Medical Connections Holdings, Inc., within 7 days of his execution of this Agreement. This Agreement will otherwise become effective on the eighth day after its execution by Employee. Employee acknowledges that he has carefully read and understands this Agreement and agrees that the Company has no made any representations other than those contained herein. Employee also acknowledges that he enters into this Agreement voluntarily, without any pressure or coercion, and with full knowledge of its significance, and that it constitutes a full and absolute settlement and bar as to any and all claims he had, has, or may have against the Company and the Released Parties.

3.4           Employee agrees that he will keep confidential all information regarding the Companies, their business operations and this Agreement, whether currently known or hereafter acquired, including, but not limited to, information about potential acquisitions, business strategy, current and former clients, current and former employees and will not disclose such information to anyone unless (i) such information is published and becomes public knowledge (other than through or by Employee on his behalf), (ii) such information is required by legal process in a formal legal proceeding or (iii) to the extent necessary to report income to the appropriate taxing authorities. The provisions of this paragraph are in addition to, and not in lieu of, any other obligations of confidentiality entered into by and between Employee and the Companies.

4.           GENERAL PROVISIONS.

4.1           This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, applicable to contracts executed and to be wholly performed within such State, and any dispute concerning the interpretation, application, or enforcement of this Agreement shall be heard BY A JUDGE AND NOT A JURY within the state or federal court in the State of Florida having proper jurisdiction. The parties agree that the prevailing party in any such action (other than a proceeding to challenge the validity of this Agreement under the Older Workers Benefit Protection Act) shall be awarded reasonable attorneys fees and costs.

4.2           Each party hereby acknowledges that the other will be irreparably damaged and that the other party will have no adequate remedy at law in the event of any actual or threatened violation of the terms of this Agreement. Each party therefore hereby agrees that the other party shall be entitled to a decree or order by any court of competent jurisdiction enjoining such threatened or actual violation of any of such covenant, without the necessity of having to post a bond or the furnishing of security of any kind. Enforcement of any remedy under this subsection shall not reduce or adversely affect any other remedy which may be available to the parties hereto in law or in equity, and nothing herein shall prevent a party hereto from seeking injunctive or other relief, including without limitation monetary damages, in connection with an alleged breach of the terms of this Agreement.

4.3           The Company and Employee intend this Agreement to be legally binding upon and inure to the benefit of each of them and their respective heirs, administrators, executors, successors and assigns. The rights of the Company under this Agreement may, without the consent of Employee, be assigned by the Company to any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly, acquires all or substantially all of the stock or assets of any of the Company and the terms of this Agreement (including the restrictive covenants) may be enforced against Employee by such assignee.

4.4           The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, other than the waiver and release provisions contained in section 3, such provision shall immediately become null and void, leaving the remainder of the Agreement in full force and effect.

4.5           This Agreement constitutes the entire agreement and understanding between Employee and the Company with respect to the matters set forth herein and all other understandings, written or oral, are superseded. This Agreement may not be amended except in a writing executed by all parties. This Agreement may be executed in any number of counterparts with the same effect as if each party hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. The parties agree that the delivery of facsimile counterparts followed by the conveyance of originally signed documents shall be sufficient to evidence the parties intent for the ratification of this document.

[Signature Page Follows]

IN WITNESS WHEREOF, the aforesaid parties have hereunto set their hands and seals as of the day below written.

COMPANY:

MEDICAL CONNECTIONS HOLDINGS, INC.

By: /s/ Brian R. Neill
Name: Brian R. Neill
Title: Chief Financial Officer

EMPLOYEE

/s/ Joseph Azzata
Joseph Azzata

5